Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2015 relating to the financial statements of NeuroDerm Ltd. (the “Company”), which appears in the Company’s annual report on Form 20-F for the year ended December 31, 2014 (File No. 001-36737), filed with the Securities and Exchange Commission on April 28, 2015 .

Tel Aviv, Israel	/s/ KESSELMAN & KESSELMAN
July 2, 2015	Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited